UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 16, 2024

Commission File Number:  333-151300

_______________________________

SPIRITS TIME INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

  NEVADA                      20-3455830

(State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.)

1661 Lakeview Circle

Ogden, Utah 84403

(Address of principal executive offices, including zip code)

(801) 399-3632

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Execution of Amendment of Promissory Note with Auctus

On September 24, 2018, Spirits Time International, Inc., a Nevada corporation (the “Company”), and Auctus Fund, LLC, a Delaware limited liability company (“Auctus”) entered a $300,000 promissory note (the “Note”). On April 16, 2024, the parties completed execution of an amendment to the Note (the “Amendment”) effective as of April 12, 2024 (the “Effective Date”).

Pursuant to the terms of the Amendment, the parties stipulated that as of the Effective Date, the total outstanding amount under the Note was $339,023.00, consisting of $290,000.00 of principal and $49,023.00 of accrued interest. The Parties also stipulated that beginning on the Effective Date, the monthly interest rate on the outstanding principal amount of the Note would be $5,800 per month. Per the terms of the Note, the Parties agreed that all outstanding amounts under the Note shall be exchanged into the securities issued by the Company in the next Qualified Offering (as defined in the Amendment) consummated by the Company after the Effective Date (the “Exchange”). The Exchange shall occur on the date that the Company consummates its next “Qualified Offering” defined as an offering where the Company raises $3,000,000 in subscriptions from the sale of its equity securities. Auctus would then receive an amount of the securities in the Qualified Offering equal to the amount that would have been received if the Auctus had subscribed to the Qualified Offering for an amount equal to the total outstanding amount under the Note as of time of the conversion. The shares are to be issued to Auctus pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act, as amended.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 10.2Amendment to $300,000 Promissory Note between Spirits Time International, Inc. and Auctus Fund, LLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRITS TIME INTERNATIONAL, INC.

By:	/s/ Mark A. Scharmann
Mark A. Scharmann
President
Chief Executive Officer, Secretary and Director

Date: April 22, 2024